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Exhibit 5.1

[Form of Opinion of Conyers Dill & Pearman]

[                    ] 2003

Foster Wheeler Holdings Ltd. Perryville Corporate Park Clinton, New Jersey 08809-4000 U.S.A.

Dear Sirs

Foster Wheeler Holdings Ltd. (the "Company")

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form S-4 (Registration No. 333-107054) filed with the U.S. Securities and Exchange Commission (the "Commission") on 15 July, 2003 as amended (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of an aggregate of 7,000,000 preferred shares, par value US$0.0001 per share of the Company (the "Preferred Shares").

For the purposes of giving this opinion, we have examined a copy of the Registration Statement and a [facsimile] copy of a guarantee agreement between the Company, Foster Wheeler Ltd., Foster Wheeler Inc. and FWPI Ltd. (the "Guarantee", and together with the Registration Statement, the "Documents", each of which terms do not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), in favour of the holders of the Preferred Shares dated as of [                        ]. Foster Wheeler Ltd. and FWPI Ltd. are sometimes each referred to herein as a "Guarantor", and collectively as the "Guarantors". We have also reviewed the memorandum of association and the bye-laws of the Company and of each Guarantor, all certified by the [Secretary] of the Company and of each Guarantor, respectively, on [            ], 2003, copies of unanimous written resolutions of the members of the Company dated 14 July, 2003, two (2) sets of unanimous written resolutions of the board of directors of the Company, each dated 14 July, 2003, [unanimous written resolutions/minutes of a meeting] of the pricing committee of the board of directors of the Company [held on/dated] [                        ], 2003 and the certificate of designation in respect of the Preferred Shares attached thereto, unanimous written resolutions of the board of directors of FWPI Ltd. dated 14 July 2003, and minutes of a meeting of the board of directors of Foster Wheeler Ltd. held on 19 June 2003 (collectively, the "Resolutions"), a copy of a letter to the Company from the Bermuda Monetary Authority dated 23 July 2003 granting permission for the issue and transferability of the Company's shares, subject to the conditions set out therein and such other documents and made such enquires as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the

Foster Wheeler Holdings Ltd. - 5.1 opinion
[                    ], 2003

originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the capacity, power and authority of each of the parties to the Guarantee, other than the Company and the Guarantors, to enter into and perform its respective obligations under the Guarantee, (d) the due execution of the Guarantee by each of the parties thereto, other than the Company and the Guarantors, and the delivery thereof by each of the parties thereto, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (f) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us, (g) that the Resolutions remain in full force and effect and have not been rescinded or amended, (h) the validity and binding effect under the laws of the State of New York (the "Foreign Laws") of the Guarantee in accordance with its terms, (i) that none of the parties to the Guarantee has carried on or will carry on activities, other than the performance of its obligations under the Guarantee, which would constitute the carrying on of investment business in or from within Bermuda and that none of the parties to the Guarantee, other than the Company and the Guarantors, will perform its obligations under the Guarantee in or from within Bermuda, (j) that on the date of entering into the Guarantee the Company and each of the Guarantors were, and after entering into the Guarantee are, able to pay their liabilities as they become due, (k) the board of directors of FWPI Ltd. acted in the best interests of FWPI Ltd. and independently of the board of directors of each of Foster Wheeler Ltd. and the Company in authorising the entry into and execution on behalf of FWPI Ltd. of the Guarantee, (l) no creditor of FWPI Ltd., the Company or of any other company that is a subsidiary of the Company and of which FWPI Ltd. is, directly or indirectly, a subsidiary is prejudiced by FWPI Ltd.'s entry into the Guarantee, (m) that payments, if any, made by FWPI Ltd. pursuant to the Guarantee will be from funds legally available to it for the payment of dividends or distributions from contributed surplus under the Companies Act 1981 of Bermuda (the "Companies Act"), (n) that, upon issue of any Preferred Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof and (o) that at the time the Preferred Shares are issued, shares of the Company will be listed on an "appointed stock exchange" as defined in the Companies Act, or will otherwise meet any conditions set out in a letter to the Company from the Bermuda Monetary Authority dated 23 July 2003 as the same may be amended, modified or replaced.

The obligations of the Company and the Guarantors, respectively, under the Documents to which they are party (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidations, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available and (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the

Foster Wheeler Holdings Ltd. - 5.1 opinion
[                    ], 2003

extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is addressed to the Company solely for the benefit of the Company and for the purpose of the issuance of the Preferred Shares as described in the Registration Statement and is neither to be transmitted to any other person, or relied upon by any other person or for any other purpose nor quoted nor referred to in any public document nor filed with any governmental agency or person without our prior written consent.

On the basis of and subject to the foregoing, we are of the opinion that:

1.
The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.
When issued and paid for as contemplated by the Registration Statement, the Preferred Shares will be validly issued, fully paid and non-assessable (which expression means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.
Each of the Company and the Guarantors, respectively, has taken all corporate action required to authorise its execution, delivery and performance of the Guarantee.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Legal Matters" and "Enforcement of Civil Liabilities" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully
CONYERS DILL & PEARMAN

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  Exhibit 5.1
[Form of Opinion of Conyers Dill & Pearman]